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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the use of this Registration Statement of Comcast Cellular Holdings, Inc. on Form S-4 of our report dated May 7, 1997 (except for Note 3, as to which the date is May 19, 1997) relating to the consolidated financial statements of Comcast Cellular Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Comcast Cellular Holdings, Inc. listed in Item 21(b). The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

July 8, 1997